Exhibit 10.1

MODIFICATION TO LOAN DOCUMENTS

THIS MODIFICATION TO LOAN DOCUMENTS (this “Agreement”) is effective as of November 26, 2024, by and between IPC Alternative Real Estate Operating Partnership, LP, a Delaware limited partnership (the “Borrower”) with its principal place of business at 2901 Butterfield Rd, Oak Brook, IL 60523, promises to pay to the order of INLAND PRIVATE CAPITAL CORPORATION, a Delaware corporation (the “Lender”), with its principal place of business at 2901 Butterfield Road, Oak Brook, IL 60523

W I T N E S S E T H:

A.
Lender extended to Borrower a revolving loan (the “Loan”) in the amount of Twenty Two Million Five Hundred Thousand Dollars ($22,500,000.00) pursuant to that certain Revolving Credit Facility Loan Agreement dated as of October 27, 2023 between Lender and Borrower, (as the same may be further amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

B.
The Loan is evidenced by that certain Revolving Promissory Note dated as of October 27, 2023, made by Borrower payable to the order of Lender in the original principal amount of Twenty Two Million Five Hundred Thousand Dollars ($22,500,000.00) (as the same may be further amended, restated, supplemented or otherwise modified, the “Note”). The Note and the Credit Agreement are hereinafter collectively referred to as the “Loan Documents”.

C.
Borrower and Lender have agreed to modify the Loan Documents to: (i) extend the Maturity Date under the Credit Agreement from November 30, 2024 to November 30, 2025 and (ii) modify the Loan Documents to reflect such amendment through the date hereof pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
AGREEMENTS
1.1
Recitals. The foregoing Recitals are hereby made a part of this Agreement.
1.2
Definitions. Capitalized terms used in this Agreement shall have the meanings given them in this Agreement and any capitalized words and phrases used herein without definition shall have the respective meanings ascribed to such words and phrases in the respective Loan Documents.

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2.
AMENDMENT TO THE CREDIT AGREEMENT. The following defined term contained in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Maturity Date” means November 30, 2025, as may from time to time be amended, modified, extended or renewed, but not accelerated, in the Lender’s sole and absolute discretion or upon the date upon which Lender declares the Obligations, or the Obligations become, due and payable after the occurrence of an Event of Default.

3.
Documents to Remain in Effect; Confirmation of Obligations; References. The Loan Documents shall remain in full force and effect as originally executed and delivered by the parties as expressly modified and amended herein. Borrower hereby (a) confirms and reaffirms all of its obligations under the Loan Documents, as modified and amended herein; (b) acknowledges and agrees that Lender, by entering into this Agreement, does not waive any existing or future default or event of default under any of the Loan Documents, or any rights or remedies under any of the Loan Documents, except as expressly provided herein; (c) acknowledges and agrees that Lender has not heretofore waived any default or event of default under any of the Loan Documents, or any rights or remedies under any of the Loan Documents; and (d) acknowledges that it does not have any defense, set off or counterclaim to the payment or performance of any of its obligations under the Loan Documents as modified and amended herein. All references in the Loan Documents to any one or more of the Loan Documents, or to the “Loan Documents” shall be deemed to refer to such Document, Documents or Loan Documents, as the case may be, as amended by this Agreement.
4.
REPRESENTATIONS, WARRANTIES AND COVENANTS.
4.1
Organization. Borrower is a limited partnership, duly organized, existing and in good standing under the laws of the State of Delaware, with full and adequate powers to carry on and conduct its business as presently conducted. Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities requires such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.
4.2
Authorization. Borrower is duly authorized to execute and deliver this Agreement and is and will continue to be duly authorized to borrow monies under the Loan Documents, as amended hereby, and to perform its obligations under the Loan Documents, as amended hereby.
4.3
No Conflicts. The execution and delivery of this Agreement and the performance by Borrower of its obligations under the Loan Documents, as amended hereby, do not and will not conflict with, violate or contravene any provision of law or of or of any agreement binding upon Borrower.
4.4
Validity and Binding Effect. The Loan Documents, as amended hereby, are legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by

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bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
4.5
Compliance with Loan Documents. The representation and warranties set forth in the Loan Documents, as amended hereby, are true and correct with the same effect as if such representations and warranties had been made on the date hereof, with the exception that all references to the financial statements shall mean the financial statements most recently delivered to Lender and except for such changes as are specifically permitted under the Loan Documents. In addition, Borrower has complied with and is in compliance with all of the covenants set forth in the Loan Documents, as amended hereby.
4.6
Release and Waiver. Borrower does hereby release Lender and its officers, directors, employees, agents, attorneys, personal representatives, successors, predecessors and assigns from all manner of actions, cause and causes of action, suits, deaths, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, in connection with the Loan Documents and any agreements, documents and instruments relating to the Loan Documents and the administration of the Loan Documents, all indebtedness, obligations and liabilities of Borrower to Lender and any agreements, documents and instruments relating to the Loan Documents (collectively, the “Claims”), which Borrower now has against Lender or ever had, or which might be asserted by its heirs, executors, administrators, representatives, agents, successors, or assigns based on any Claims related to the Loan which exist on or at any time prior to the date of this Agreement. Borrower expressly acknowledges and agrees that it has been advised by counsel in connection with this Agreement and that it understands that this Section 4.6 constitutes a general release of Lender and that it intends to be fully and legally bound by the same. Borrower further expressly acknowledges and agrees that this general release shall have full force and effect notwithstanding the occurrence of a Default pursuant to this Agreement.
4.7
Omnibus Amendment. Each of the Loan Documents shall be deemed amended to give effect to the provisions of this Agreement without need for referencing each of the Loan Documents by name. Without limiting the generality of the foregoing, Borrower and Lender acknowledge that the term “Loan Documents” shall mean all of the Loan Documents as modified by this Agreement (and any notes, amendments and agreements delivered in connection herewith). Additionally, as used in the other Loan Documents, the term “Documents” and/or “Other Agreements” shall now be deemed to include this Agreement and any other documents, instruments or agreements executed in connection herewith.
5.
GENERAL.
5.1
Governing Law; Severability. This Agreement shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the

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internal laws of the State of Illinois, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
5.2
Successors and Assigns. This Agreement shall be binding upon Borrower and Lender and their respective successors and assigns and shall inure to the benefit of Borrower and Lender and the successors and assigns of Lender.
5.3
Continuing Force and Effect of Loan Documents. All terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference herein as specifically modified or amended by the terms of this Agreement and in all respects, shall continue in full force and effect. Borrower, by execution of this Agreement, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Credit Agreement and the other Loan Documents.
5.4
Expenses. Borrower shall pay all costs and expenses in connection with the preparation of this Agreement and other related loan documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who may be employees of Lender or any affiliate or parent of Lender.
5.5
Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. Signature pages delivered by facsimile or other electronic transmission shall be deemed originals for all purposes hereof.

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IN WITNESS WHEREOF, the parties have executed this Modification to Loan Documents by and between Lender and Borrower as of the date first above written.

BORROWER: IPC Alternative Real Estate Operating Partnership, a Delaware limited partnership By: __/s/ Keith D. Lampi______________ Name: Keith Lampi Title: Chief Executive Officer

LENDER: INLAND PRIVATE CAPITAL CORPORATION, a Delaware corporation By: _/s/ Joseph E. Binder _____________ Name: Joseph Binder Title: Executive Vice President

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